HOLYOKE WATER POWER COMPANY AND SUBSIDIARY
7.1  PRO FORMA BALANCE SHEET -- ASSETS
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                    PRO
                                                                                                   FORMA
                                                                                                  GIVING
                                                                                 PRO              EFFECT
                                                                                FORMA                TO
                                                                 PER BOOK        ADJ.               ADJ.
Assets:
------
  Cash                                                          $    79        $ 5,000  a        $ 5,079
  Notes receivable from
    affiliated companies                                          2,100                            2,100
  Receivables, net                                                   64                               64
  Accounts receivable from
    affiliated companies                                          3,465                            3,465
  Fuel, materials, and supplies, at average cost                  7,361                            7,361
                                                                -------        -------           -------
                                                                 13,069          5,000            18,069
                                                                -------        -------           -------

Property, Plant and Equipment
  Competitive energy                                             36,728                           36,728
    Less: Accumulated provision for depreciation                 33,507                           33,507
                                                                -------        -------           -------
                                                                  3,221              0             3,221
  Construction work in progress                                   2,042                            2,042
                                                                -------        -------           -------
                                                                  5,263              0             5,263
                                                                -------        -------           -------

Deferred Debits and Other Assets
    Deferred financing costs                                        717                              717
    Prepaid pension                                               2,688                            2,688
    Other                                                         2,060                            2,060
                                                                -------        -------           -------
                                                                  5,465              0             5,465
                                                                -------        -------           -------
      Total Assets                                              $23,797        $ 5,000           $28,797
                                                                =======        =======           =======


                                                                                                   PRO
                                                                                                   FORMA
                                                                                                  GIVING
                                                                                 PRO              EFFECT
                                                                                FORMA                TO
                                                                 PER BOOK        ADJ.               ADJ.
LIABILITIES AND CAPITALIZATION
------------------------------
  Notes payable to banks                                        $  -           $  -     a        $ 5,000
  Accounts payable                                                1,847                            1,847
  Accounts payable to affiliated companies                        1,512                            1,512
  Accrued taxes                                                    (718)           (45) b           (763)
  Accrued interest                                                 -               113  b            113
  Other                                                              34                               34
                                                                -------        -------           -------
                                                                  2,675          5,068             7,743
                                                                -------        -------           -------

Deferred Credits and Other Liabilities
  Accumulated deferred income taxes                               1,685                            1,685
  Other                                                           3,613                            3,613
                                                                -------        -------           -------
                                                                  5,298           -                5,298
                                                                -------        -------           -------

  Long-term debt                                                  9,600                            9,600
                                                                -------        -------           -------

Capitalization:
  Common stock                                                    2,400                            2,400
  Capital surplus, paid in                                        5,969                            5,969
  Accumulated defecit                                            (2,145)           (68) b         (2,213)
                                                                -------        -------           -------
    Total common stockholder's equity                             6,224            (68)            6,156
                                                                -------        -------           -------

    Total capitalization                                          6,224            (68)            6,156
                                                                -------        -------           -------
Total Liabilities and Capitalization                            $23,797        $ 5,000           $28,797
                                                                =======        =======           =======


HOLYOKE WATER POWER COMPANY AND SUBSIDIARY
7.2  PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                    PRO
                                                                                                   FORMA
                                                                                                  GIVING
                                                                                 PRO              EFFECT
                                                                                FORMA                TO
                                                                 PER BOOK        ADJ.               ADJ.
Operating Revenues                                              $38,246        $                 $38,246
                                                                -------        -------           -------
Operating Expenses:
  Operation
    Energy and purchased capacity costs                          25,473                           25,473
    Other                                                         5,976                            5,976
  Maintenance                                                     3,903                            3,903
  Depreciation                                                      652                              652
  Taxes other than income taxes                                   2,055                            2,055
                                                                -------        -------           -------
      Total operating expenses                                   38,059             -             12,586
                                                                -------        -------           -------
Operating Income                                                    187             -             25,660
                                                                -------        -------           -------
Interest Expense, net                                              (250)          (113) b           (137)
                                                                -------        -------           -------
  Other Loss, net                                                (1,433)                          (1,433)
                                                                -------        -------           -------
Loss Before Income Tax Benefit                                   (1,496)          (113)           (1,609)
                                                                -------        -------           -------
Income Tax Benefit                                                 (556)           (45) b           (601)
                                                                -------        -------           -------
Net Loss                                                        $  (940)       $   (68)          $(1,008)
                                                                =======        =======           =======


HOLYOKE WATER POWER COMPANY AND SUBSIDIARY
7.2  PRO FORMA STATEMENT OF ACCUMULATED DEFICIT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                    PRO
                                                                                                   FORMA
                                                                                                  GIVING
                                                                                 PRO              EFFECT
                                                                                FORMA                TO
                                                                 PER BOOK        ADJ.               ADJ.
Balance at beginning of period                                  $(1,233)       $                 $(1,233)

Net income/(loss)                                                  (940)           (68) b         (1,008)

Allocation of Benefits - ESOP                                        28                               28
                                                                -------        -------           -------
Balance at end of period                                        $(2,145)       $   (68)          $(2,213)
                                                                =======        =======           =======



HOLYOKE WATER POWER COMPANY AND SUBSIDIARY
7.2  PRO FORMA CAPITAL STRUCTURE
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                   PRO
                                                                                                   FORMA
                                                                                                  GIVING
                                                                                 PRO              EFFECT
                                                                                FORMA                TO
                                                                 PER BOOK        ADJ.               ADJ.
Long-term debt                                                  $ 9,600        $                 $ 9,600

Common stockholder's equity                                       6,224            (68) b          6,156
                                                                --------       -------           -------
                 Total Capitalization                           $15,824        $   (68)          $15,756
                                                                =======        =======           =======


HOLYOKE WATER POWER COMPANY AND SUBSIDIARY
7.2  PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                       Debit            Credit

a) Cash                                                5,000
      Notes payable to banks                                             5,000

   To record the issuance of
   additional short-term debt.


b) Other interest                                        113
   Accrued taxes                                          45
      Accrued interest                                                     113
      Income tax benefit                                                    45



   To record interest expense
   associated with increased level of
   short-term debt and related tax effect.